                          SCHEDULE 14A (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       THE MANAGEMENT NETWORK GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

                       THE MANAGEMENT NETWORK GROUP, INC.
                       7300 COLLEGE BOULEVARD, SUITE 302
                          OVERLAND PARK, KANSAS 66210
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 6, 2001
                            ------------------------

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of THE MANAGEMENT NETWORK GROUP, INC., a Delaware corporation (the "Company"), will be held on June 6, 2001 at 9:00 a.m. local time, at the Overland Park Marriott, 10800 Metcalf Avenue, Overland Park, Kansas 66210 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

     1. To elect three (3) Class II directors to serve for terms of three years expiring upon the 2004 Annual Meeting of Stockholders or until their successors are elected.

     2. To approve the 2001 TMNG Senior Executive Bonus Plan.

     3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 29, 2001.

     4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 23, 2001 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          GRANT G. BEHRMAN
                                          Chairman

Overland Park, Kansas
April 30, 2001

                             YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                       THE MANAGEMENT NETWORK GROUP, INC.
                            ------------------------

                          PROXY STATEMENT FOR THE 2001
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 6, 2001
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of The Management Network Group, Inc. (the "Company" or "TMNG"), for use at the Annual Meeting of Stockholders to be held June 6, 2001 at 9:00 a.m. local time, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Overland Park Marriott Hotel, 10800 Metcalf Avenue, Overland Park, Kansas, 66210. The telephone number at that location is (913) 451-8000.

     These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 29, 2001, including financial statements, were first mailed on or about April 30, 2001 to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Stockholders of record at the close of business on April 23, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 29,519,620 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 163 stockholders. The closing price of the Company's Common Stock on the Record Date as reported by The National Association of Securities Dealers, Inc. Automated Quotation National Market was $3.10 per share.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, or to the Inspector of Elections at the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") appointed for the meeting and will determine whether or not a quorum is present.

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is not definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

     Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the three Class II directors, for the confirmation of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting must be received by the Company no later than December 28, 2001 in order that such proposals may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

     Pursuant to the Company's Restated Certificate of Incorporation, the Company's Board of Directors currently consists of seven persons, divided into three classes serving staggered terms of three years. Currently, there are two directors in Class I, three directors in Class II and two directors in Class
III. The Class III and Class I directors will be elected at the Company's 2002 and 2003 Annual Meetings of Stockholders, respectively. Each of the Class II directors elected at the Annual Meeting will hold office until the 2004 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

     In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

     The names of the three Class II nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date, and certain information about them are set forth below. The names of the current Class I and Class III directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

                        NAME                           AGE          PRINCIPAL OCCUPATION
                        ----                           ---          --------------------
NOMINEES FOR CLASS II DIRECTORS
Mario M. Rosati(1)...................................  54     Partner, Wilson, Sonsini,
                                                              Goodrich & Rosati
Andrew D. Lipman(1)..................................  49     Partner, Swidler Berlin Shereff
                                                              Friedman LLP
Roy A. Wilkens(1)(2).................................  58     President & CEO -- Network
                                                              Services, McLeod USA
CONTINUING CLASS I DIRECTORS
William M. Matthes(2)................................  41     Managing Partner, Behrman
                                                              Capital
Micky K. Woo.........................................  47     Vice President and Director
CONTINUING CLASS III DIRECTORS
Grant G. Behrman(2)..................................  47     Chairman, Managing Partner,
                                                              Behrman Capital
Richard P. Nespola...................................  56     President and Chief Executive
                                                              Officer

---------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

     There are no family relationships among any of the directors or executive officers of the Company.

DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING

     MARIO M. ROSATI has served as a director since June 1999. Mr. Rosati is a member of the executive committee of Wilson, Sonsini, Goodrich & Rosati. He has been with the law firm since 1971, first as an associate and then as a member since 1975. He is a member of the board of directors of Aehr Test Systems, a semiconductor equipment company, Genus, Inc., a semiconductor equipment company Mypoints.com, Inc., an internet-based direct marketing company, Ross Systems, Inc., a software company, Sanmina Corporation, an electronics contract manufacturing company, Symyx Technologies, a combinatorial materials science company, and Vivus, Inc., a medical device company. Mr. Rosati received his B.A. from the University of California at Los Angeles and his J.D. from the University of California at Berkeley, Boalt Hall School of Law.

     ANDREW D. LIPMAN joined our board of directors in May 2000. Mr. Lipman is the senior partner of the Telecommunications Group and the Vice Chairman of the law firm of Swidler Berlin Shereff Friedman LLP. For more than ten years, while maintaining his partnership at Swidler Berlin Shereff Friedman LLP, Mr. Lipman also served as Senior Vice President, Legal and Regulatory Affairs for MFS Communications. Before joining Swidler Berlin Shereff Friedman LLP, Mr. Lipman was a partner with Pepper, Hamilton & Scheetz where he represented telecommunications equipment manufacturers and other telecommunications companies in regulatory, judicial, and legislative matters. Prior to joining Pepper, he participated in the legal honors program at the U.S. Department of Transportation and served in the Office of the Secretary of Transportation. Mr. Lipman also serves as General Counsel to the International Teleconferencing Association and as Legislative/Regulatory Counsel to the International Satellite Users Association. Mr. Lipman is a graduate of the University of Rochester and the Stanford Law School.

     ROY A. WILKENS has served as a director since June 1999. In 1985, Mr. Wilkens founded WilTel, Inc., a wholesale communications carrier, a subsidiary of The Williams Companies, an oil and gas pipeline company. Mr. Wilkens was the Chief Executive Officer of WilTel Inc. from 1985 to 1995. In 1995, Wiltel was acquired by LDDS Communications, a predecessor company to MCI Worldcom, and Mr. Wilkens remained as Chief Executive Officer of Wiltel until 1997. Prior to 1985, Mr. Wilkens served as the President of Williams Pipeline Company, a subsidiary of The Williams Companies. In 1992, President George Bush appointed Mr. Wilkens to the National Security Telecommunications Advisory Council. He has also served as chairman of both the Competitive Telecommunications Association and the National Telecommunications Network. Mr. Wilkens is a former director of Williams Communications Group and is a member of the board of directors of McLeodUSA Incorporated, a communications services provider, Splitrock Services, Inc., a competitive local telephone company, and UniDial, Inc., a telecommunications services provider. Mr. Wilkens currently is the President and Chief Executive Officer of Network Services for McLeod USA Incorporated, a communications service provider.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE ANNUAL MEETING

     WILLIAM M. MATTHES has served as a director since February 1998. Mr. Matthes joined Behrman Capital, a private equity firm, in April 1996 and has served as a Managing Partner of Behrman Capital since January 1999. Prior to joining Behrman Capital, Mr. Matthes was Chief Operating Officer of Holsted Marketing, Inc., a direct marketing company from July 1994 to April 1996. From December 1989 to July 1994, Mr. Matthes was a General Partner at Brentwood Associates, a private equity firm. Mr. Matthes currently serves on the board of iStar Financial and several private companies, including Groundswell, Inc., a web strategy, design, and hosting firm. Mr. Matthes received his M.B.A. from Harvard Business School in 1986 where he was both a Baker Scholar and a Loeb Rhoades Fellow. Mr. Matthes also received his A.B. in Economics from Stanford University, where he graduated with honors and distinction.

     MICKY K. WOO has served as Vice President and as a director, and he has been a partner with TMNG since December 1991. Prior to joining TMNG, Mr. Woo served from June 1989 to November 1999 as Vice President of Information Systems and Revenue Assurance at Telesphere Communications, a communications service provider. From 1987 to 1989, Mr. Woo was the Director of Revenue and Treasury Management at Sprint and from 1983 to 1987 he served in management at MCI, including Senior Manager of Receivables Management, Senior Manager of the East Coast Billing Center, and the Senior Manager of Revenue Reporting and Analysis. Prior to entering the telecommunications industry, Mr. Woo was a consultant with Price Waterhouse. Mr. Woo received his B.A. in Computer Science and an M.A. in accounting from the University of Iowa.

     GRANT G. BEHRMAN has served as our Chairman of the Board since February 1998. Mr. Behrman currently serves as Managing Partner of Behrman Capital, a private equity firm, and was a founding partner of that firm. At Behrman Capital, he has primary responsibility for investments made in the information technology and outsourcing areas. Prior to founding Behrman Capital, Mr. Behrman was a founding member of Morgan Stanley's Venture Capital Group where he worked from 1981 to 1991, and a consultant with the Boston Consulting Group from 1977 to 1981. Mr. Behrman is a director of Visual Networks, Inc., a telecommunications equipment manufacturer, and several private companies including Groundswell, Inc., a web strategy, design and hosting firm. Mr. Behrman received an M.B.A. with distinction from the Wharton Graduate School of Business in 1977. Mr. Behrman received his undergraduate degree in Business from the University of the Witwatersrand (South Africa).

     RICHARD P. NESPOLA has served as our President and Chief Executive Officer and founded TMNG in 1990. Prior to founding TMNG, from 1989 to 1990, Mr. Nespola served as Senior Vice President and Chief Operating Officer of Telesphere Communications, a communications service provider. From 1986 through 1989, he held the positions of Vice President of Financial Operations and Senior Vice President of Strategic Markets and Product Pricing at Sprint. He also served as the Senior Director of Revenue and Treasury Operations at MCI from 1982 to 1986. Mr. Nespola is a director of Groundswell, Inc., a web strategy, design and hosting firm. Mr. Nespola is also a frequent chair of industry forums and noted conference speaker. Mr. Nespola received his B.A. and his M.B.A. from Long Island University.

VOTE REQUIRED

     The three nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Class II directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

BOARD MEETINGS, COMMITTEES AND DIRECTORS COMPENSATION

     The Board of Directors of the Company held a total of 6 meetings during the fiscal year ended December 30, 2000. All Directors attended at least 75% of the meetings.

     The Board of Directors has an Audit Committee and Compensation Committee. It does not have a nominating committee or committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

     The audit committee consists of Mario M. Rosati, Roy A. Wilkens and Andrew
D. Lipman. The Company has an Audit Committee composed of independent directors, as defined in the National Association of Securities Dealers, Inc.'s listing standards, for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee", included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included as Appendix B to this Proxy Statement.

     The compensation committee consists of Grant G. Behrman, William M. Matthes and Roy A. Wilkens. The compensation committee makes recommendations to the board of directors regarding our employee benefit plans and the compensation of officers. None of the members of the compensation committee is currently, or has ever been at any time since our formation, one of our officers or employees. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our board of directors or compensation committee.

COMPENSATION OF DIRECTORS

     Our non-employee directors are reimbursed for expenses incurred in connection with attending board and committee meetings but are not compensated for their services as board or committee members. We have in the past granted non-employee directors options to purchase our common stock pursuant to the terms of our stock plans, and our board continues to have the discretion to grant options to new non-employee directors. Messrs. Rosati and Wilkens each received an option to purchase 37,500 shares of our Common Stock when they joined the Board of Directors in 1999. Such options have been exercised but remain subject to a right of repurchase by TMNG which lapses over a period of four years. Messr. Lipman received an option to purchase 37,500 shares of our Common Stock when he joined the Board of Directors in 2000. Such options have not been exercised as of December 30, 2000.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

                                 PROPOSAL NO. 2

             APPROVAL OF THE 2001 TMNG SENIOR EXECUTIVE BONUS PLAN

     The 2001 TMNG Senior Executive Bonus Plan provides the Company's senior executives with the opportunity to earn incentive awards based on the achievement of goals relating to the performance of the Company. The Board of Directors has approved the adoption of the 2001 TMNG Senior Executive Bonus Plan.

BACKGROUND AND REASONS FOR ADOPTION

     The Company wants to adopt the 2001 TMNG Senior Executive Bonus Plan to reward management for achieving certain performance objectives and to qualify payments thereunder as "performance-based compensation", so that the Company can receive a federal income tax deduction for the payment of incentive bonuses to its most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. Under Section 162(m), the Company may deduct compensation in excess of that amount if it qualifies as "performance-based compensation", as defined in Section 162(m). Bonuses rewarded to management under the plan will qualify as "performance-based compensation" for Section 162(m) purposes if this proposal is approved. The discussion set forth below is qualified in its entirety by reference to the copy of the 2001 TMNG Senior Executive Bonus Plan as Appendix A.

VOTE REQUIRED

     The affirmative vote of a majority of the votes cast will be required to approve the adoption of the 2001 TMNG Senior Executive Bonus Plan, provided such affirmative vote also constitutes a majority of the quorum.

DESCRIPTION OF THE 2001 TMNG SENIOR EXECUTIVE BONUS PLAN

     The following paragraphs provide a summary of the principal features of the 2001 TMNG Senior Executive Bonus Plan and its operation.

PURPOSE OF THE PLAN

     The 2001 TMNG Senior Executive Bonus Plan is intended to increase shareholder value and the success of the Company by aligning senior executive compensation with the Company's business objectives and performance.

ADMINISTRATION OF THE PLAN

     The 2001 TMNG Senior Executive Bonus Plan is administered by the Compensation Committee of the Board of Directors in accordance with (i) the express provisions of the plan and (ii) the requirements of Section 162(m).

ELIGIBILITY TO RECEIVE AWARDS

     Participation in the 2001 TMNG Senior Executive Bonus Plan is determined annually in the discretion of the Company's Compensation Committee. In selecting participants for the plan, the Committee will choose officers of the Company who are likely to have a significant impact on Company performance and be highly compensated. For fiscal 2001, the participants in the plan will be Ms. Weathersby and Messrs. Nespola, Woo, Peck and Klumb. Participation in future years will be at the discretion of the Committee, but it is currently expected that three to five officers will participate in the plan each year.

TARGET AWARDS AND PERFORMANCE GOALS

     For each fiscal year, the Committee will establish a target award for the participants in the program and the performance goals which must be attained in order for the participants to achieve the target award, and a formula for increasing or decreasing a participant's actual award depending upon how actual performance compares to the pre-established performance goals. The performance measures which the Committee may use are gross revenue and net earnings.

     For 2001, the Committee has established a gross revenue goal of $120 million for the plan participants. If this gross revenue goal is reached, bonuses under the 2001 TMNG Senior Executive Bonus Plan will be paid at the maximum rate of 2% of gross revenue up to the $120 million target and at the maximum rate of 3% of gross revenue above the $120 million target. The Compensation Committee, giving consideration to multiple factors including earnings, and overall performance compared to the economic and competitive environment, will determine final approval of the bonus amount. The bonus pool will be split among the plan participants based on the direction of the Chief Executive Officer as accepted by the Compensation Committee.

DETERMINATION OF ACTUAL AWARDS

     The 2001 TMNG Senior Executive Bonus Plan contains a continuous employment requirement. If a participant's employment with the Company terminates prior to the end of a fiscal year, he or she generally will not be entitled to the payment of an award for the fiscal year. However, exceptions are provided: i) if the participant's termination is due to retirement, disability or death, the Committee will proportionately reduce (or eliminate) his or her actual award based on the date of termination and such other considerations as the Committee deems appropriate; ii) the participant's employment agreement contains a clause addressing bonus allocation upon termination.

     Awards under the 2001 TMNG Senior Executive Bonus Plan generally will be payable in cash after the end of the fiscal year during which the award was earned. The Company will continue to operate its general bonus plan for the compensation of senior executives and other key employees for whom Section 162(m) is not applicable.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2001 TMNG SENIOR EXECUTIVE BONUS PLAN.

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 29, 2001, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Deloitte & Touche LLP has audited the Company's financial statements annually since 1995.

FEES PAID OR DUE TO DELOITTE & TOUCHE LLP

  Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Corporations's annual financial statements for the fiscal year ended December 30, 2000 and the reviews of the financial statements included in the Corporation's Forms 10-Q during the same fiscal year were $105,000.

  Financial Information Systems Design and Implementation

     No professional services related to information systems design and implementation were performed for the Corporation by Deloitte & Touche LLP during the fiscal year ended December 30, 2000.

  All Other Fees

     The aggregate fees billed by Deloitte & Touche LLP for all other professional services rendered to the Corporation during the fiscal year ended December 30, 2000 were $286,000.

     The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountants' independence.

     Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the

Board in their discretion may direct the appointment of different independent auditors at any time during the year.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 29, 2001.

EXECUTIVE OFFICER COMPENSATION

     The following table sets forth the compensation earned by our Chief Executive Officer and our other executive officers during 1998, 1999 and 2000 who received compensation of more than $100,000 during 1998, 1999 and 2000:

                                                                    COMPENSATION
                                                       ANNUAL        SECURITIES
                                                    COMPENSATION     UNDERLYING        ALL OTHER
       NAME AND PRINCIPAL POSITION          YEAR     SALARY($)       OPTIONS(#)     COMPENSATION($)
       ---------------------------          ----    ------------    ------------    ---------------
Richard P. Nespola(1).....................  2000      $570,069         88,800          $780,242
  Chief Executive Officer and President     1999      $440,000                         $329,656
                                            1998      $554,215                         $260,882
Micky K. Woo..............................  2000      $368,937         66,600          $672,029
  Vice President                            1999      $275,000                         $260,000
                                            1998      $210,973         50,000          $191,226
Ralph R. Peck.............................  2000      $351,904         44,600          $225,675
  Vice President                            1999      $268,750                         $135,000
                                            1998      $210,973         50,000          $141,226
Donald E. Klumb(2)(3).....................  2000      $180,000                         $542,179
  Vice President and Chief Financial
  Officer                                   1999      $ 76,300        250,000          $ 17,400
Amanda M. Weathersby(4)...................  2000      $ 36,923        100,000
  Vice President

---------------
(1) Mr. Nespola's annual salary for 2000 was $570,069. All other compensation stated is for bonus earned in 2000 and paid in 2001, cash benefits, taxable portion of group term life insurance, and the use of an automobile, including the amount of lease payments taxable to Mr. Nespola.

(2) Mr. Klumb's annual salary for 2000 was $180,000. All other compensation stated is for bonus, taxable portion of group term life insurance, and compensation related to the exercise of non-qualified incentive stock options.

(3) Mr. Klumb joined TMNG in July 1999. His 1999 annual salary and bonus were $180,000 and $40,000, respectively.

(4) Ms. Weathersby joined TMNG in September 2000. Her 2000 annual salary was $160,000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information relating to stock options granted during 2000 to our Chief Executive Officer and our other executive officers who received salary compensation of more than $100,000. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock.

2000 GRANTS

                                            INDIVIDUAL GRANTS
                         -------------------------------------------------------
                                      PERCENT OF                                   POTENTIAL REALIZABLE VALUE AT
                         NUMBER OF      TOTAL                                         ASSUMED ANNUAL RATES OF
                         SECURITIES    OPTIONS                                        STOCK APPRECIATION FOR
                         UNDERLYING   GRANTED TO   EXERCISE                               OPTION TERM(2)
                          OPTIONS     EMPLOYEES    PRICE PER      EXPIRATION       -----------------------------
         NAME             GRANTED     IN 2000(1)     SHARE           DATE               5%              10%
         ----            ----------   ----------   ---------   -----------------   -------------   -------------
Richard P. Nespola.....    88,800        6.04%      $22.56      January 13, 2010   $1.3 million    $3.2 million
Micky K. Woo...........    66,600        4.53%      $22.56      January 13, 2010   $0.9 million    $2.4 million
Ralph R. Peck..........    44,600        3.03%      $22.56      January 13, 2010   $0.6 million    $1.6 million
Amanda M. Weathersby...   100,000        6.80%      $21.00     September 5, 2010   $1.3 million    $3.3 million

---------------
(1) We granted options to purchase a total of 1,471,000 shares of common stock during 2000.

(2) Value realized reflects the fair market value of our common stock underlying the option on the date of exercise minus the aggregate exercise price of the option.

AGGREGATE YEAR-END OPTION VALUES

     The following table sets forth information for our executive officers who received salary compensation of more than $100,000 in 2000, and the number and value of securities underlying exercisable and unexercisable options held at December 30, 2000:

                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                             UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                          OPTIONS AT DECEMBER 30, 2000        DECEMBER 30, 2000(1)
                                          ----------------------------    -----------------------------
                  NAME                    EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
                  ----                    -----------    -------------    ------------    -------------
Richard P. Nespola......................    88,800
Micky K. Woo............................    83,266           33,334       $0.2 million    $0.3 million
Ralph R. Peck...........................    61,266           33,334       $0.2 million    $0.3 million
Donald E. Klumb.........................    65,625          159,375       $0.6 million    $1.6 million
Amanda M. Weathersby....................                    100,000

---------------
(1) Value of unexercised in-the-money options are based on a value of $11.88 per share, the closing price of our common stock on the Nasdaq National Market on December 29, 2000, minus the per share exercise price, multiplied by the number of shares underlying the option.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors:

     The Compensation Committee of the Board of Directors (the "Committee"), comprising three directors, none of whom are employees of the Company, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

     Compensation Philosophy. The Company's overall executive compensation philosophy is based on a series of guiding principles derived from the Company's values, business strategy, and management requirements. These principles are summarized as follows:

     - Provide competitive levels of total compensation which will enable the Company to attract and retain the best possible executive talent;

     - Motivate executives to achieve optimum performance for the Company;

     - Align the financial interest of executives and stockholders through equity-based plans;

     - Provide a total compensation program that recognizes individual contributions as well as overall business results.

     Compensation Program. The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Committee is also responsible for the administration of the Company's 1998 Equity Incentive Plan. There are two major components to the Company's executive compensation: base salary and potential cash bonus, as well as potential long-term compensation in the form of stock options. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

          1. Base Salary. In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at consulting firms, telecommunications companies and other high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to the success of the Company.

          2. Long-Term Incentives. The Company's Stock Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity.

          3. Benefits. The Company provides benefits to the named executive officers that are generally available to all employees of the Company. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus for the calendar year 2000 for any executive officer.

2000 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     In determining Mr. Nespola's salary for fiscal year 2000, the Committee considered competitive compensation data for publicly-held consulting and telecommunications companies. The Committee also took into account Mr. Nespola's experience and knowledge and his performance as Chief Executive Officer. Mr. Nespola's salary for fiscal year 2000 was adjusted to an annual rate of $570,069 to be more closely in line with salaries paid to chief executive officers of comparably sized, publicly-held management consulting companies. In addition, the Committee approved a cash bonus of $750,000 and the grant of 88,800 stock options under the Company's 1998 Equity Incentive Plan for Mr. Nespola in recognition of his performance during fiscal 2000.

SECTION 162(m) OF THE INTERNAL REVENUE CODE LIMITATIONS ON EXECUTIVE
COMPENSATION

     In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended, (the "Code"). Section 162(m) may limit the Company's ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. Due to a performance-based bonus approved by the Compensation Committee of the board of directors, compensation earned by Mr. Nespola exceeded this threshold in fiscal 2000.

     It is the opinion of the Committee that the aforementioned compensation policies and structures provide the necessary discipline to properly align the Company's corporate economic performance and the interest of the Company's stockholders with progressive, balanced and competitive executive total compensation practices in an equitable manner.

     The foregoing Committee Report shall not be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                                          Respectfully submitted,

                                          The Compensation Committee of the
                                          Board of Directors

                                          Grant G. Behrman
                                          William M. Matthes
                                          Roy A. Wilkens

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included as Appendix B. The Company's management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 and considered the compatibility of non-audit services with the auditors' independence. The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their audits, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held 3 meetings during fiscal year 2000. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 30, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder ratification, the selection of the Company's independent auditors.

     The foregoing Committee Report shall not be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under this Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into any such future filing.

                                          Respectfully submitted,

                                          The Audit Committee of the Board of
                                          Directors

                                          Mario M. Rosati
                                          Roy A. Wilkens
                                          Andrew D. Lipman

                                          April 30, 2001

STOCK PERFORMANCE GRAPH(1)

     The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq National Market, U.S. index ("Nasdaq U.S. Index") for the period beginning on November 23, 1999, the Company's first day of trading after its initial public offering, and ending on December 29, 2000.

                COMPARISON OF 13 MONTH CUMULATIVE TOTAL RETURN*
                   AMONG THE MANAGEMENT NETWORK GROUP, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE JP MORGAN H & Q TECHNOLOGY INDEX

                              [PERFORMANCE GRAPH]

              ----------------------------------------------------------------------------------
                                                                 11/23/99    1/1/00     12/30/00
              ----------------------------------------------------------------------------------
               The Management Network Group, Inc.                 100.00     191.91      69.85
               Nasdaq Stock Market (U.S.)                         100.00     121.58      73.17
               JP Morgan H & Q Technology Index                   100.00     125.66      81.24
              ----------------------------------------------------------------------------------

         * $100 Invested on 11/23/99 in stock or index, including reinvestment of dividends. Fiscal year ending December 30.

(1) The Stock Performance Graph and related disclosure are not soliciting material, are not deemed to be filed with the SEC, and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of March 9, 2001, by (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

     Unless otherwise indicated, the address for each beneficial owner set forth below is c/o The Management Network Group, Inc., 7300 College Boulevard, Suite 302, Overland Park, Kansas 66210.

                                                               SHARES BENEFICIALLY
                                                                      OWNED
                                                              ---------------------
                                                                TOTAL
                      BENEFICIAL OWNER                          NUMBER      PERCENT
                      ----------------                        ----------    -------
5% STOCKHOLDERS:
Behrman Capital II L.P(1)...................................  12,467,282     42.2%
  126 E. 56th Street, 27th Floor
  New York, NY 10022
EXECUTIVE OFFICERS & DIRECTORS:
Grant G. Behrman(2).........................................  12,467,282     42.2%
  Behrman Capital
  126 E. 56th Street, 27th Floor
  New York, NY 10022
William M. Matthes(3).......................................  12,467,282     42.2%
  Behrman Capital
  Four Embarcadero Center
  Suite 3640
  San Francisco, CA 94111
Richard P. Nespola(4).......................................   4,426,640     15.0%
Micky K. Woo Trust(5).......................................   2,056,454      6.9%
Ralph R. Peck(6)............................................     970,705      3.2%
Amanda M. Weathersby........................................     348,157      1.1%
Donald E. Klumb(7)..........................................      73,958        *
Mario M. Rosati(8)..........................................      37,500        *
  Wilson Sonsini Goodrich & Rosati
  650 Page Mill Road
  Palo Alto, CA 94304
Roy A. Wilkens(8)...........................................      37,500        *
All directors and executive Officers as a group (9
  persons)(9)...............................................  20,418,196

---------------
 *  Less than 1% of the outstanding shares of common stock.

(1) Includes 81,097 shares held by Strategic Entrepreneur Fund II, L.P., an affiliate of Behrman Capital.

(2) Represents 12,386,185 shares held by Behrman Capital and 81,097 shares held by Strategic Entrepreneur Fund. Mr. Behrman is a managing member of Behrman Brothers LLC, the general partner of Behrman Capital and is a general partner of Strategic Entrepreneur Fund. Mr. Behrman disclaims beneficial ownership of the shares held by these entities, except to the extent of his proportionate partnership interest therein. Mr. Behrman is a member of our board of directors.

(3) Represents 12,386,185 shares held by Behrman Capital. Mr. Matthes is a managing member of Behrman Brothers LLC, the general partner of Behrman Capital. Mr. Matthes disclaims beneficial ownership of the shares held by Behrman Capital, except to the extent of his proportionate partnership interest therein. Mr. Matthes is a member of our board of directors.

(4) Includes 150,000 shares held by the TMNG 1999 Trust, Faye Nespola, Trustee, 170,000 Whitepier & Co. and additionally consists of 88,800 exercisable stock options. Mr. Nespola disclaims beneficial ownership of the shares held by the TMNG 1999 Trust.

(5) Consists of 99,934 exercisable stock options.

(6) Consists of 77,934 exercisable stock options.

(7) Consists of 65,625 exercisable stock options.

(8) Consists of 37,500 shares that are subject to a right of repurchase by TMNG. The shares subject to the right of repurchase will vest in four equal annual installments, with the first quarter becoming vested on June 4, 2000.

(9) Includes 150,000 shares held by TMNG 1999 Trust, Faye Nespola, Trustee. Also includes an aggregate of 12,386,185 shares held by Behrman Capital and 81,097 shares held by Strategic Entrepreneur Fund.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms submitted to it during the year ended December 30, 2000 (the "Last Fiscal Year"), the Company believes that, during the Last Fiscal Year, all officers, directors and beneficial owners of more than 10% of the outstanding Common Stock complied with all section 16(a) requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CORPORATE COUNSEL

     Mr. Rosati, one of our directors, is also a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, which became our outside corporate counsel in May 1999.

INDEMNIFICATION AGREEMENTS

     We have entered into indemnification agreements with each of our directors and executive officers.

TRANSACTIONS WITH CUSTOMERS

     Intertech Management Group, Inc. is a customer of ours. Messr. Matthes, one of our directors, is also a director of Intertech Management Group, Inc. In addition, Behrman Capital II, L.P. and Strategic Entrepreneur Fund II L.P., venture funds affiliated with Behrman Capital with whom Messr. Matthes is employed, hold shares of preferred stock of Intertech that are convertible into approximately 25.0% of Intertech's outstanding common stock. We provided $358,000 of consulting services to Intertech in fiscal year 2000.

     Mr. Wilkens, a member of our board of directors, was also a director of Williams Communications Group, Inc. before he resigned his position on December 31, 2000. Williams Communications Group was our largest customer during fiscal year 2000. We provided $13.9 million of consulting services to Williams in fiscal year 2000. Additionally, Mr. Wilkens serves as President and Chief Executive Officer -- Network Services and director to McLeod USA Incorporated, of which TMNG provided $2.1 million of consulting services in fiscal year 2000.

     In October 1999, we reached an agreement in principle with Williams Communications under which Williams Communications will commit to minimum levels of consulting fees of $22 million over three years.

In addition, in October 1999, we issued Williams Communications a warrant to purchase 500,000 shares of our common stock at an exercise price of $2.00 per share.

TERMINATION OF ESCROW AGREEMENT

     From 1993 through 1998, we were taxed as a "pass-through" entity under subchapter "S" of the Internal Revenue Code. Since February 1998, we have been taxed under subchapter "C" of the Internal Revenue Code, which is applicable to most corporations and treats the corporation as an entity that is separate and distinct from its stockholders. The stockholders of our predecessor entity agreed, at the time we acquired our predecessor, to indemnify us against negative tax consequences arising from our prior "S" corporation status. This indemnity was secured by escrowed funds in an escrow that was supposed to terminate in February 2001. However, with the approval of the Company's Board of Directors, the Company terminated the escrow arrangement as of February 2000, and released all escrowed funds to the former stockholders of our predecessor entity.

POLICY REGARDING TRANSACTIONS WITH AFFILIATES

     All future transactions with affiliates, including any loans we make to our officers, directors, principal stockholders or other affiliates, will be approved by a majority of our board of directors, including a majority of the independent and disinterested members or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to us than we could have obtained from unaffiliated third parties.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Overland Park, Kansas
April 30, 2001

                                                                      APPENDIX A

                     2001 TMNG SENIOR EXECUTIVE BONUS PLAN

     The 2001 TMNG Senior Executive Bonus Plan provides the Company's senior executives with the opportunity to earn incentive awards based on the achievement of goals related to the performance of the Company.

     Background and reasons for Adoption: Under Section 162(m) of the Internal Revenue Code, the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. Under section 162(m), the Company may deduct compensation in excess of that amount if it qualifies as "performance-based compensation," as defined in Section 162(m).

     Description of the 2001 TMNG Senior Executive Bonus Plan: The following paragraphs provide a summary of the principal features of the 2001 TMNG Senior Executive Bonus Plan.

          Purpose of the Plan: The 2001 TMNG Senior Executive Bonus Plan is intended to increase shareholder value and the success of the Company by aligning senior executive compensation with the Company's business objectives and performance.

          Administration of the Plan: The 2001 TMNG Senior Executive Bonus Plan is administered by the Compensation Committee of the Board of Directors in accordance with (i) the express provisions of the plan and (ii) the requirements of Section 162(m).

          Eligibility to Receive Awards: Participation in the 2001 TMNG Senior Executive Bonus Plan is determined annually in the discretion of the Company's Compensation Committee. In selecting participants for the plan, the Committee will choose officers of the Company who are likely to have significant impact on Company performance and be highly compensated. For fiscal 2001, the participants in the plan will be Ms. Weathersby and Messrs. Nespola, Woo, Peck and Klumb. Participation in future years will be at the discretion of the Committee, but it is currently expected that three to five officers will participate in the plan each year.

          Target Awards and Performance Goals: For each fiscal year, the committee will establish a target award for the participants in the program and the performance goals which must be attained in order for the participants to achieve the target award, and a formula for increasing or decreasing a participant's actual award depending upon how actual performance compares to the pre-established performance goals. The performance measures which the Committee may use are gross revenue and net earnings.

     The 2001 TMNG Senior Executive Bonus Plan contains a continuous employment requirement. If a participant's employment with the Company terminates prior to the end of a fiscal year, he or she generally will not be entitled to the payment of an award for the fiscal year. However, exceptions are provided: i) if the participant's termination is due to retirement, disability or death, the Committee will proportionately reduce (or eliminate) his or her actual award based on the date of termination and such other considerations as the Committee deems appropriate; ii) the participant's employment agreement contains a clause addressing bonus allocation upon termination.

     Awards under the 2001 TMNG Senior Executive Bonus Plan generally will be payable in cash after the end of the fiscal year during which the award was earned.

     The Company will continue to operate its general bonus plan for the compensation of senior executives and other key employees for whom Section 162(m) is not applicable.

     2001 Target Award and Performance Goals: For 2001, the Committee has established a gross revenue goal of $120 million for the plan participants. If this gross revenue goal is reached, bonuses under the 2001 TMNG Senior Executive Bonus Plan will be paid at the maximum rate of 2% of gross revenue up to the $120 million target and at the maximum rate of 3% of gross revenue above the $120 million target. The Compensation Committee, giving consideration to multiple factors including earnings, and overall performance compared to the economic and competitive environment, will determine final approval of the bonus amount. The bonus pool will be split among the plan participants based on the direction of the Chief Executive Officer as accepted by the Compensation Committee.

                                                                      APPENDIX B

                       THE MANAGEMENT NETWORK GROUP, INC.
                             A DELAWARE CORPORATION

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

                                    PURPOSES

     The purpose of the Audit Committee of the Board of Directors of The Management Network Group, Inc., a Delaware corporation (the "Company"), shall be to make such examinations as are necessary to monitor the Company's system of internal controls, to provide the Company's Board of Directors with the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Director's attention.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

                                   MEMBERSHIP

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, each of whom:

          1. Will be an independent director;

          2. Will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

          3. At least one of whom will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer with financial oversight responsibilities.

                                RESPONSIBILITIES

     The responsibilities of the Audit Committee shall include:

          1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls;

          2. Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function;

          3. Reviewing the independent auditors' proposed audit scope, approach and independence;

          4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

          5. Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

          6. Recommending the appointment of independent auditors to the Board of Directors;

          7. Reviewing fee arrangements with the independent auditors;

          8. Reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

          9. Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

          10. Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of independent auditor's services and audit committee members and activities;

          11. Overseeing of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

          12. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

          13. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

          14. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

          15. Reviewing related party transactions for potential conflicts of interest;

          16. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulations S-K and S-B and Item 7(e)(3) of Schedule 14A; and

          17. Performing other oversight functions as requested by the full Board of Directors.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors may delegate to it and will report, at least annually, to the Board of Directors regarding the Committee's examinations and recommendations.

                                    MEETINGS

     The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule and shall provide such schedule to the Board of Directors in advance.

     The Audit Committee will meet separately with the Company's president and separately with the Company's chief financial officer at least annually to review the financial controls of the Company. The Audit Committee will meet with the independent auditors of the Company at such times as it deems appropriate to review the independent auditor's examination and management report.

                                    MINUTES

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                       THE MANAGEMENT NETWORK GROUP, INC.
         7300 COLLEGE BOULEVARD, SUITE 302, OVERLAND PARK, KANSAS 66210
                         ANNUAL MEETING OF STOCKHOLDERS
                             WEDNESDAY, JUNE 6, 2001
                             OVERLAND PARK MARRIOTT
                              10800 METCALF AVENUE,
                           OVERLAND PARK, KANSAS 66210

--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JUNE 6, 2001. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2 and 3.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. Election of directors:   01 Mario M. Rosati      [ ] Vote FOR       [ ] Vote WITHHELD
                                                        all nominees       from all nominees
                            02 Andrew D. Lipman     (except as marked)

                            03 Roy A. Wilkens

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)


2. Approving the 2001 TMNG Senior Executive Bonus Plan

                          [ ] For         [ ] Against        [ ] Abstain

3. Ratifying the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 29, 2001.

                          [ ] For         [ ] Against        [ ] Abstain


SEE REVERSE SIDE

By signing the proxy, you revoke all prior proxies and appoint Grant G. Behrman and Richard P. Nespola, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL


Address Change? Mark Box [ ]
Indicate changes below:



                                       Date
                                            ------------------------------------



                                       -----------------------------------------
                                       Signature(s) in Box
                                       Please sign exactly as your name(s)
                                       appear on Proxy. If held in joint
                                       tenancy, all persons must sign.
                                       Trustees, administrators, etc. should
                                       include title and authority.
                                       Corporations should provide full name
                                       of corporation and title of authorized
                                       officer signing the proxy.